U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

Venture Lending & Leasing V, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00731	14-1974295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Venture Lending & Leasing V, Inc. (the “Fund”) is currently negotiating a debt facility (the “Facility”).  One of the conditions established by the lenders to the Facility is the adoption of Amended and Restated Bylaws of the Fund (the “Amended Bylaws”) so as to enable the Fund to more closely resemble a bankruptcy-remote, special purpose entity (an “SPE”).  The Amended Bylaws, which are described in more detail under Item 5.03 below, provide that the Fund will have a “Designated Director.”  In anticipation of the closing of the Facility, the Board of Directors of the Fund, on August 8, 2007, resolved to increase the size of the Board from five to seven directors, and appointed George Von Gehr and Bernard Angelo as directors of the Fund, effective as of August 9, 2007, to fill the vacancies created by the increase in Board size.  The lenders to the Facility have indicated that they will accept Mr. Angelo as the “Designated Director” required by the Amended Bylaws.  The Fund will treat Mr. Angelo as an “interested person” of the Fund as defined under the Investment Company Act of 1940 (the “1940 Act”).

Mr. Von Gehr will serve as an independent director of the Fund who is not an “interested person” of the Fund as defined under the 1940 Act.  As an independent director, Mr. Von Gehr will also be a member of the Fund’s Audit and Nominating Committees.

Item 5.03.

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

 Also in anticipation of the closing of the Facility, the Board of Directors of the Fund voted on August 8, 2007, to adopt the Amended Bylaws.  The Amended Bylaws are filed as an exhibit to this Form 8-K.  The Amended Bylaws add a new Article XI to the Bylaws, to allow the Fund to more closely resemble an SPE and to be effective as long as the Fund owes any indebtedness or is subject to any other liabilities under the Facility.  A summary of the material changes made by the Amended Bylaws is as follows:

•

The Fund is required to appoint one additional director to the Fund’s Board of Directors who shall qualify as a “Designated Director.” A Designated Director is defined to mean a director of the Fund who is not, and has not been at any time during the preceding five years, (i) a shareholder, director (other than as a Designated Director of the Fund or of any special purpose affiliate organized by the Fund), officer, employee, partner, or attorney of the Fund, or of any affiliate of the Fund; (ii) a customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Fund or with any affiliate of the Fund; (iii) a person controlling or under common control with any such shareholder, partner, customer, supplier or other person; or (iv) a member of the immediate family of any such shareholder, director, officer, employee, partner, customer, supplier, or other person. In the event of the death, resignation, expulsion, incapacity or removal of the Designated Director, the successor Designated Director will be elected by the majority vote of the remaining Directors.

•

Article XI contains policies to be observed by the Fund to insure its separateness from its affiliates and those entities that do business with the Fund, including a prohibition on commingling the assets of the Fund with those of any other entity; the maintenance of separate books and records and financial statements; the observance of all corporate formalities; the conduct of relations with affiliates on an arms-length basis; a prohibition on the execution of guaranties of, or pledges of its assets for, the debts of any other entity; and the maintenance of adequate capital in light of the Fund’s contemplated business operations.

•

The dissolution or liquidation of the Fund, merger or consolidation of the Fund with any other entity, disposition of substantially all of the Fund’s assets or acquisition of substantially all of the assets of any other entity by the Fund, or institution of proceedings to be adjudicated a bankrupt or insolvent, any consent to the institution of bankruptcy or insolvency proceedings against the Fund, the consent to the appointment of a receiver, trustee, liquidator, or other similar and like actions, shall require the unanimous consent of the Directors of the Fund, including the Designated Director.

•

Article XI includes specific provisions directing the Designated Director, when considering voting on any such matter, to consider his or her primary fiduciary duty to be to the Fund (including, without limitation, to its creditors).

Item 9.01  Financial Statements and Exhibits

Exhibit Number

Description

 ------------------

---------------

99.1

Amended and Restated Bylaws of Venture Lending & Leasing V, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/S/ Ronald W. Swenson

By:

/S/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

August 10, 2007

Date:

August 10, 2007